UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2011, the Board of Directors (the “Board of Directors”) of First Solar, Inc. (the “Company” or “First Solar”) appointed Michael J. Ahearn, the Company's Chairman of the Board of Directors, as interim Chief Executive Officer, effective October 25, 2011. On December 28, 2011, First Solar entered into an employment agreement with Mr. Ahearn (the “Employment Agreement”), which is effective as of October 26, 2011 and is included as Exhibit 10.1 to this Form 8-K/A. The Employment Agreement shall expire on October 25, 2012, subject to automatic extensions for successive three (3) month periods thereafter. Under the terms of the Employment Agreement, Mr. Ahearn is entitled to an annual base salary of $500,000 (subject to annual increases that First Solar may, in its sole discretion, determine to be appropriate). The Employment Agreement authorizes the Compensation Committee of the Board of Directors to establish the specific bonus eligibility and the standards for earning a bonus, which will be determined when compensation decisions are made in the first quarter of 2012. However, the Company is under no obligation to provide for a bonus.

In connection with Mr. Ahearn's appointment as interim Chief Executive Officer, Mr. Ahearn will not receive any equity compensation, and the Company and Mr. Ahearn have not entered into a Change of Control Severance Agreement. In the event of a termination of Mr. Ahearn's employment by First Solar for any reason, no severance compensation will be payable to Mr. Ahearn.

Mr. Ahearn will be eligible to participate in First Solar's standard employee benefit programs and will be entitled to benefits and perquisites consistent with those provided to other senior executives of First Solar.

Mr. Ahearn has also entered into a separate confidentiality and intellectual property agreement, and the terms of this agreement are consistent in all material respects to the form of this agreement that First Solar has previously entered into with its executive officers. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Form 8-K/A and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, by and between First Solar, Inc. and Michael J. Ahearn

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
(Registrant)

Date: December 29, 2011	By:	/s/	Mary Beth Gustafsson
	Name:		Mary Beth Gustafsson
	Title:		Executive Vice President, General Counsel and Secretary